UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 4, 2006

IDAHO GENERAL MINES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Idaho

(State or Other Jurisdiction of Incorporation)

                     000-50539                                                                                  91-0232000

           (Commission File Number)                                                      (IRS Employer Identification No.)

         10 N. Post St., Suite 610, Spokane, WA                                                       99201

             (Address of Principal Executive Offices)                                                         (Zip Code)

(509) 838-1213

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On August 4, 2006, Idaho General Mines, Inc. (the “Company”) granted 100,000 options to purchase shares of the Company’s common stock (“Common Stock”) to each of Roy A. Pickren, Jr. and Ricardo M. Campoy, in connection with their appointment to the Company’s Board of Directors on August 4, 2006.  The options vest according to the following schedule: rights to purchase 40,000 shares vest immediately upon grant; rights to purchase 30,000 shares vest upon the one-year anniversary of grant; and rights to purchase 30,000 shares vest upon the two-year anniversary of grant.  The options are exercisable at a price of $2.34 per share (the closing price of the Common Stock on August 4, 2006) for a period of five years.

Item 5.02

Election of Directors

On August 4, 2006, the Board of Directors appointed Roy A. Pickren, Jr. and Ricardo M. Campoy as directors of the Company, filling two vacancies created by the Board’s resolution to expand the size of the Board from 7 to 9 members.

Mr. Pickren has served since 1993 as the President and Chief Executive Officer of Crescent Technology Inc., a company that provides experienced professionals in international environmental, safety, engineering, and analytical laboratory services.  From 1959 to 1993, Mr. Pickren worked for Freeport-McMoran Inc. and its affiliates in various positions, including Vice President and Senior Technical Deputy, Office of the Chairman; Senior Vice President; Industrial Manager; and Chemical Engineer.

Mr. Campoy has worked as an international natural resources banker for twenty-six years, having served in executive finance positions at various firms, including as Head of Mining & Metals of WestLB AG and as Member/Senior Advisor of McFarland Dewey & Co., LLC.  Prior to Mr. Campoy’s work in finance, he was employed as a mining engineer. Mr. Campoy is currently in private practice as a financial and corporate advisor to the natural resources industry.

There was no arrangement or understanding pursuant to which either Mr. Pickren or Mr. Campoy was appointed as a director.  Further, there have been no related party transactions (within the meaning of Item 404(a) of Regulation S-B) to which either Mr. Pickren or Mr. Campoy and the Company are parties.  Neither Mr. Pickren nor Mr. Campoy has a family relationship with any of the Company’s directors, executive officers or beneficial owners of 5% or more of the Common Stock.

On August 10, 2006, the Company issued a press release announcing the appointment of Mr. Pickren and Mr. Campoy as directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

99.1

Press Release dated August 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDAHO GENERAL MINES, INC.

(Registrant)

Date:  August 10, 2006

By:   /s/ Robert L. Russell

Robert L. Russell

President and Chief Executive Officer